Exhibit 99.1

PRESS RELEASE – DECEMBER 16, 2008

MINNERGY, LLC (MINNERGY) of Eyota, MN announced several news items today.

In November the Minnesota Pollution Control Agency (MPCA) Citizen’s Board voted to accept our Environmental Assessment Worksheet (EAW) and determined that an Environmental Impact Statement (EIS) is not needed.

Ron Scherbring, MINNERGY’s President, said, “This vote is an important milestone in our project. It reinforces the viability of our Eyota site and serves as a positive out growth of our commitment to our project, our shareholders, our local farm producers, our environment, and our neighbors.”

Ron went on to say, “Our path has been steep thus far, uncertain economic times and dramatic fluctuations in commodity prices have dampened the public’s investing appetite and our development process has been expensive. The rising costs have been driven by the costs of the permitting process and by the costs of a public offering”.

In an effort to save costs and ‘recharge the battery’, MINNERGY’s Board of Governors has voted to halt its current public equity drive. This public equity drive began in May 2008 using a registration statement which was filed with the Securities and Exchange Commission (SEC). We intend to file a request to withdraw the registration statement with the SEC indicating that we may undertake a subsequent private offering. We plan to maintain our office in Eyota, MN.

MINNERGY, which has been actively involved in the development and permitting process for several years, is a start-up ethanol project with offices in Eyota, MN (Eyota is located between Rochester and Winona in southeastern Minnesota). Additional information about us is available at www.minnergy.com and at the SEC’s website at www.edgar.gov.

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results implied by the forward-looking statements. Certain of these risks and uncertainties are described in our periodic reports and other filings with the SEC, which are available at www.sec.gov.